                                   EXHIBIT 21

                          SUBSIDIARIES OF REGISTRATION



NAME OF SUBSIDIARY:                 Universal Distribution LLC

STATE OF ORGANIZATION:              Nebraska

OTHER NAMES:                        None


                             Page 38 of 45 Pages